UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2020

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Lamb Weston Holdings, Inc. (the “Company,” “we,” “us,” or “our”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information contained in Exhibit 99.1, which information is incorporated by reference herein. The information contained in Exhibit 99.1 is an excerpt derived from a preliminary offering circular that is being disseminated in connection with the Company’s private offering of $400.0 million in aggregate principal amount of senior unsecured notes (the “Notes”).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

COVID-19 Update

In response to the unprecedented circumstances caused by the coronavirus disease (COVID-19) pandemic and related significant disruptions to the Company’s business and the businesses of its customers, the Company announced the following update on market conditions and the Company’s proactive steps to promote the health and safety of its employees and navigate rapidly changing market conditions.

Efforts by national, state and local governments worldwide to control the spread of COVID-19 have resulted in widespread measures aimed at containing the disease such as quarantines, travel bans, shutdowns and shelter in place or “stay-at-home” orders, which have significantly restricted the movement of people and goods. These restrictions and measures, and our efforts to act in the best interests of our employees, customers, suppliers, vendors and joint venture and other business partners, have affected and are continuing to affect our business and operations by, among other things, causing the closure of many full-service restaurants; reducing demand at quick service restaurants (“QSRs”); causing us to modify a number of our normal business practices, including the ongoing evaluation of our manufacturing employees’ COVID-19 symptom status; causing us to evaluate the need for facility closures or temporary shutdowns to protect employee health; disrupting production timing; disrupting our supply chain; disrupting the transport of goods from our supply chain to us and from us to our customers; requiring modifications to our business processes; requiring the modification of business continuity plans; requiring the implementation of social distancing measures that require changes to existing manufacturing practices; disrupting business travel; disrupting our ability to staff our on-site manufacturing and research and development facilities; delaying capital expansion projects and other capital expenditures; and necessitating teleworking by a large proportion of our workforce.

Prior to the COVID-19 pandemic and the implementation of the restrictions and measures described above, in our largest market, the United States, approximately 80% of all commercial foodservice french fries consumed were purchased at QSRs, with approximately one-third of these purchased via dine-in, and two-thirds via drive-thru, carry-out or delivery. Since stay-at-home and other related restrictions and measures began as a result of the COVID-19 pandemic, anecdotal reports suggest an increase in drive-thru, carry-out and delivery purchases, though not enough to offset lower overall consumer traffic. In contrast, the purchase of french fries for at-home consumption has increased.

Given the uncertainty and fluidity of the current situation, we have withdrawn our full-year guidance for fiscal 2020. While we believe we have sufficient liquidity to manage through the uncertain operating environment even if it is for an extended period of time, we have taken steps to increase our liquidity and provide additional financial flexibility, including reducing operating and overhead expenditures, deferring discretionary capital expenditures and suspending our share repurchase plan. In this regard, and out of an abundance of caution, we borrowed $495.0 million under our revolving credit facility and an additional $325 million under a new term loan facility, and we are offering the Notes. Set forth below is additional detail on the impact of COVID-19 on each of our business segments:

Global: Our Global segment is comprised primarily of sales to industry-leading QSRs. While traffic at these restaurants has been negatively impacted by stay-at-home and other related restrictions and measures, drive-thru, delivery and carry-out dining options remain available in many markets. In 2019, approximately two-thirds of U.S. QSR french fry servings were sold via drive-thru, delivery or carry-out, and preliminary indications are that an increase in those methods have partially offset lost dine-in sales at QSRs.

Foodservice: Approximately 80% of our Foodservice segment sales are ultimately made to full-service restaurants and outlets that have been negatively impacted by stay-at-home and other related restrictions and measures (the remaining approximately 20% of our Foodservice segment sales are to QSRs). We expect these full-service restaurants and outlets will be more severely impacted than QSRs.

Retail: Retail demand for frozen french fries has significantly increased as food-at-home consumption has risen. We have taken steps to increase production of retail products in order to better meet the increased demand for these products.

Set forth below is additional detail regarding our exposure to our key geographic end markets:

North America: While the situation in the U.S. remains fluid, we are experiencing lower sales orders. We expect consumer traffic at full-service restaurants and operations in the U.S. to decrease significantly more than at QSRs. For the four weeks ended April 19, 2020, our North American shipments decreased approximately 40%, compared with the four weeks ended March 22, 2020, as our customers adjusted inventory levels in response to reduced demand due to stay-at-home orders and related restrictions and measures. This includes the increase we have seen in retail demand for frozen french fries in the U.S.

Europe: A high percentage of the sales of our joint venture Lamb-Weston/Meijer v.o.f. in Europe are to QSRs. Unlike the U.S., most consumption in European QSRs is via dine-in, carry-out or delivery as drive-thru options are limited. As a result, we expect the decline in french fry demand to be greater in Europe than in the U.S. For the four weeks ended April 19, 2020, our European joint venture’s shipments decreased almost 60%, compared with the four weeks ended March 22, 2020, as customers reduced inventory levels in response to reduced demand due to stay-at-home orders and related restrictions and measures.

China: A high percentage of our sales in China are to QSRs. Unlike the U.S., most consumption in QSRs in China is dine-in, carry-out or delivery as drive-thru options are limited. For approximately a one-month period in February 2020, our shipments made to customers in China decreased by approximately 50%, compared to the same period in 2019, due to stay-at-home orders and related restrictions and measures. Since then, our shipments made to customers in China have recovered to approximately 70% of pre-COVID-19 pandemic levels.

Other Asian markets: Through April 19, 2020, we have experienced a modest impact on french fry demand in our other Asian markets, but are closely monitoring the situation.

Our primary focus and attention during this extraordinary time remains directed toward the health, safety and well-being of our employees. To that end, we have instituted enhanced protocols at our manufacturing facilities in order to protect employees, such as screening employees’ temperatures, providing masks and requiring physical distancing. If an employee at one of our manufacturing facilities tests positive for COVID-19, we have developed plans to temporarily close the facility at which the employee works for a period of up to 14 days in order to sanitize and disinfect the facility before allowing employees to return to the facility and restart operations.

While the full impact of the COVID-19 pandemic on our business, financial condition and results of operations cannot be estimated at this time, we are undertaking several operational measures to address the effects of the pandemic on demand for our products. In anticipation of reductions in demand for our products, we expect to reduce contracting of raw potatoes by approximately 20%-25% for the 2020 crop year, compared with our 2019 crop year purchases. In response to the potential reduction in demand for our products, we have taken actions, and will continue to evaluate various options, to lower our cost structure and maximize the efficiency of our manufacturing operations, which may include rebalancing utilization rates across our manufacturing network.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as otherwise stated in such filing.

Item 8.01	Other Events.

On May 7, 2020, the Company announced that it intends to offer, subject to market and other conditions, the Notes in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act. The Notes will be guaranteed on a senior unsecured basis by the Company’s existing and future wholly-owned domestic restricted subsidiaries that guarantee the Company’s existing senior secured credit facilities. The Company intends to use the net proceeds from the offering of the Notes for working capital and other general corporate purposes.

The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135C of the Securities Act, the Company is filing herewith as Exhibit 99.2 a press release dated May 7, 2020.

Supplemental and Revised Risk Factors

We are supplementing the risk factors set out under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 26, 2019 (the “Form 10-K”) and in our Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2020 (the “Form 10-Q”) with the additional and revised risk factors set out below. The risk factors below should be read in conjunction with the other risk factors set out in the Form 10-K and Form 10-Q.

Government actions to control the spread of COVID-19 have adversely impacted, and are likely to continue to adversely impact, our business, financial condition and results of operations.

The efforts by national, state and local governments worldwide to control the spread of COVID-19 have resulted in widespread measures aimed at containing the disease such as quarantines, travel bans, shutdowns and shelter in place or ‘‘stay at home’’ orders, which have significantly restricted the movement of people and goods. These restrictions and measures, and our efforts to act in the best interests of our employees, customers, suppliers, vendors and joint venture and other business partners, have affected and are continuing to affect our business and operations by, among other things, causing the closure of many sit down restaurants; reducing demand at quick service restaurants; causing us to modify a number of our normal business practices including the ongoing evaluation of our manufacturing employees’ COVID-19 symptom status; evaluating the need for facility closures or temporary shutdowns to protect employee health; disrupting production timing; disrupting our supply chain; disrupting the transport of goods from our supply chain to us and from us to our customers; requiring modifications to our business processes; requiring the modification of business continuity plans; requiring the implementation of social distancing measures that require changes to existing manufacturing practices; disrupting business travel; disrupting our ability to staff our on-site manufacturing and research and development facilities; delaying capital expansion projects and other capital expenditures; and necessitating teleworking by a large proportion of our workforce. These impacts have caused and are expected to continue to cause decreases in revenue and increases in costs resulting in decreased profitability and cash flows from operations, which have caused and are expected to cause an adverse effect on our business, financial condition and results of operations that may be material.

In addition, we cannot predict the impact that the COVID-19 pandemic will have on our customers, suppliers, vendors and joint venture and other business partners, and each of their financial conditions. Any material adverse effect on these parties could adversely impact us. In this regard, the potential duration and impacts of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations are difficult to predict and cannot be estimated with any degree of certainty, but the pandemic has resulted in significant disruption of global financial markets, increases in levels of unemployment and economic uncertainty, which has adversely impacted our business and may continue to do so. These developments may lead to significant negative impacts on customer spending, demand for our products, the ability of our customers to pay, our financial condition and the financial condition of our suppliers, and may also negatively impact our access to external sources of financing to fund our operations or make capital expenditures.

The impact of COVID-19 may also exacerbate other risks discussed in the sections entitled ‘‘Risk Factors’’ in our Annual Report on Form 10-K for the fiscal year ended May 26, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2020, any of which could have a material adverse effect on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise that we currently are not aware of.

Our business, financial condition and results of operations may be adversely affected by increased costs, disruption of supply or interruptions or other constraints in the availability of key commodities and other necessary services.

A significant portion of our cost of goods comes from commodities such as edible oil and energy. These commodities are subject to price volatility and fluctuations in availability caused by many factors, including changes in global supply and demand, weather conditions (including any potential effects of climate change), fire, natural disasters (such as a hurricane, tornado, earthquake, wildfire or flooding), disease or pests, agricultural uncertainty, health epidemics or pandemics or other contagious outbreaks, such as the current COVID-19 pandemic, governmental incentives and controls (including import/export restrictions, such as new or increased tariffs, sanctions, quotas or trade barriers), limited or sole sources of supply, political uncertainties, acts of terrorism, governmental instability or currency exchange rates. In addition, we also incur expenses in connection with the transportation and delivery of our products. Commodity price increases, or a sustained interruption or other constraints in the supply or availability of key commodities, including necessary services such as transportation and warehousing, may increase our operating costs and could adversely affect our business, financial condition and results of operations. We may not be able to increase our product prices and achieve cost savings that fully offset these increased costs; and increasing prices may result in reduced sales volume and decreased profitability. There is currently no active derivatives market for potatoes in the United States. Although we have experience in hedging against commodity price increases, these practices and experience reduce, but do not eliminate, the risk of negative profit impacts from commodity price increases. As a result, the risk management procedures that we use may not always work as we intend.

In addition, our future success and earnings growth depend in part on our ability to maintain the appropriate cost structure and operate efficiently in the highly competitive value-added frozen potato product category. We continue to implement profit-enhancing initiatives that improve the efficiency of our supply chain and general and administrative functions. These initiatives are focused on cost-saving opportunities in procurement, manufacturing, logistics, and customer service, as well as general and administrative functions. However, gaining additional efficiencies may become more difficult over time. In addition, we may have significant supply chain disruptions due to a number of factors outside of our control, including public health crises such as the current COVID-19 pandemic. These factors may lead to our inability to access or deliver products that meet requisite quality and safety standards in a timely and efficient manner, which could lead to increased warehouse and other storage costs. Our failure to reduce costs through productivity gains or the elimination of redundant costs, or the occurrence of a significant supply chain disruption or the inability to access or deliver products, could adversely affect our profitability and weaken our competitive position or otherwise harm our business.

Increased industry capacity may result in reduced sales or profits.

In recent years, market demand for value-added frozen potato products has exceeded industry capacity to produce these products. As additional industry capacity comes online, or market demand otherwise decreases, including as a result of the current COVID-19 pandemic, we may face competitive pressures that would restrict our ability to increase or maintain prices. Our profits would decrease as a result of a reduction in prices or sales volume.

Our business, financial condition, and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business and other factors related to our international operations, including foreign currency risks and trade barriers.

We conduct a substantial and growing amount of business with customers located outside the United States, including through our joint ventures. During each of fiscal 2019, 2018 and 2017, net sales outside the United States, primarily in Canada, Japan, China, Korea, Mexico, and Taiwan, accounted for approximately 20% of our net sales. These amounts do not include any impact of unconsolidated net sales associated with our joint ventures, which are also subject to risks associated with international operations.

Many factors relating to our international sales and operations, many of which factors are outside of our control, could have a material adverse impact on our business, financial condition, and results of operations, including:

•	foreign exchange rates, foreign currency exchange and transfer restrictions, which may unpredictably and adversely impact our combined operating results, asset and liability balances, and cash flow in our consolidated financial statements, even if their value has not changed in their original currency;

•	our consolidated financial statements are presented in U.S. dollars, and we must translate the assets, liabilities, revenue and expenses into U.S. dollars for external reporting purposes;

•	changes in trade, monetary and fiscal policies of the United States and foreign governments, including modification or termination of existing trade agreements (e.g., the North American Free Trade Agreement) or treaties, creation of new trade agreements or treaties (e.g. the United States — Mexico — Canada Agreement), trade regulations, and increased or new tariffs, quotas, import or export licensing requirements, and other trade barriers imposed by governments. In particular, changes in U.S. trade programs and trade relations with other countries, including the imposition of trade protection measures by foreign countries in favor of their local producers of competing products, such as governmental subsidies, tax benefits, and other measures giving local producers a competitive advantage over Lamb Weston, may adversely affect our business and results of operations in those countries;

•	negative economic developments in economies around the world and the instability of governments, including the threat of wars, terrorist attacks, epidemics or civil unrest;

•	pandemics and other public health crises, such as the flu and in particular the current COVID-19 pandemic, which may disrupt our supply chain or otherwise increase our storage, production or distribution costs and adversely affect our workforce, local suppliers, customers and consumers of our products;

•	earthquakes, tsunamis, droughts, floods or other major disasters that may limit the supply of raw materials that are purchased abroad for use in our international operations or domestically;

•	increased costs, disruptions in shipping or reduced availability of freight transportation and warehousing;

•	differing labor standards in the international markets in which we operate;

•	differing levels of protection of intellectual property across the international markets in which we operate;

•	difficulties and costs associated with complying with U.S. laws and regulations applicable to entities with overseas operations, including the Foreign Corrupt Practices Act;

•	the threat that our operations or property could be subject to nationalization and expropriation;

•	varying regulatory, tax, judicial and administrative practices in the international markets in which we operate;

•	difficulties associated with operating under a wide variety of complex foreign laws, treaties and regulations; and

•	potentially burdensome taxation.

Any of these factors could have an adverse effect on our business, financial condition, and results of operations.

Disruption of our access to export mechanisms could have an adverse impact on our business, financial condition, and results of operations.

To serve our customers globally, we rely in part on our international joint venture partnerships, but also on exports from the United States. During fiscal 2019, 2018, and 2017, export sales from the United States accounted for approximately 16%, 17% and 19%, respectively, of our total net sales. Circumstances beyond our control, such as a labor dispute at a port or workforce disruption due to the current COVID-19 pandemic, could prevent us from exporting our products in sufficient quantities to meet customer opportunities. We have access to production outside of the United States through our facilities in Australia, Canada and China and joint ventures in Argentina and Europe, but we may be unsuccessful in mitigating any future disruption to export mechanisms. If this occurs, we may be unable to adequately supply all of our customer opportunities, which could adversely affect our business, financial condition, and results of operations.

Our business is affected by potato crop performance.

Our primary input is potatoes and every year, we must procure potatoes that meet the quality standards for processing into value-added products. Environmental and climate conditions, such as soil quality, moisture, and temperature, affect the quality of the potato crop on a year-to-year basis. As a result, we source potatoes from specific regions of the United States and specific countries abroad, including Australia, Austria, Belgium, France, Germany, the Netherlands, the United Kingdom, Canada, and China, where we believe the optimal potato growing conditions exist. However, severe weather conditions during the planting and growing season in these regions can significantly affect potato crop performance, such as the drought in Europe during our fiscal year 2019. Potatoes are also susceptible to pest diseases and insects that can cause crop failure, decreased yields, and negatively affect the physical appearance of the potatoes. We have deep experience in agronomy and actively work to monitor the potato crop. However, if a weather or pest-related event occurs in a particular crop year, and our agronomic programs are insufficient to mitigate the impacts thereof, we may have insufficient potatoes to meet our customer opportunities, and our competitiveness and profitability could decrease. Alternatively, overly favorable growing conditions can lead to high per acre yields and over-supply. An increased supply of potatoes could lead to overproduction of finished goods and associated increased storage costs or destruction of unused potatoes at a loss.

Changes in our relationships with significant customers could adversely affect us.

We maintain a diverse customer base across our four reporting segments. Customers include global, national and regional quick serve and fast casual restaurants as well as small, independently operated restaurants, multinational, broadline foodservice distributors, as well as regional foodservice distributors, and major food retailers. Some of these customers independently represent a meaningful portion of our sales. While we contract annually or biannually with many of our foodservice customers, the loss of a significant customer or a material reduction in sales to a significant customer could materially impact the business. In addition, shelf space at food retailers is not guaranteed. Our largest customer, McDonald’s Corporation, accounted for approximately 10% of our consolidated net sales in fiscal 2019, and 11% of our consolidated net sales in both 2018 and 2017. There can be no assurance that our customers will continue to purchase our products in the same quantities or on the same terms as in the past. The loss of a significant customer or a material reduction in sales to a significant customer could materially and adversely affect our business, financial condition, and results of operations.

We must identify changing consumer preferences and consumption trends and develop and offer food products to our customers that help meet those preferences and trends.

Consumer preferences evolve over time and our success depends on our ability to identify the tastes and dietary habits of consumers and offer products that appeal to those preferences. We need to continue to respond to these changing consumer preferences and support our customers in their efforts to evolve to meet those preferences. For example, as consumers focus on freshly prepared foods, some restaurants may choose to limit the frying capabilities of their kitchens. As a result, we must evolve our product offering to provide alternatives that work in such a preparation environment. In addition, our products contain carbohydrates, sodium, genetically modified ingredients, added sugars, saturated fats, and preservatives, the diet and health effects of which remain the subject of public scrutiny. We must continue to reformulate our products, introduce new products and create product extensions without a loss of the taste, texture, and appearance that consumers demand in value-added potato products. All of these efforts require significant research and development and marketing investments. If our products fail to meet consumer preferences or customer requirements, or we fail to introduce new and improved products on a timely basis, then the return on those investments will be less than anticipated, which could materially and adversely affect our business, financial condition, and results of operations.

We are significantly dependent on information technology, and we may be unable to protect our information systems against service interruption, misappropriation of data, or breaches of security.

We rely on information technology networks and systems, including the Internet, to process, transmit, and store electronic and financial information, to manage and support a variety of business processes and activities, and to comply with regulatory, legal, and tax requirements. Despite careful security and controls design, implementation, updating and independent third-party verification, our information technology systems, some of which are dependent on services provided by third parties, may be vulnerable to damage, invasions, disruptions, or shutdowns due to any number of causes such as catastrophic events, natural disasters, infectious disease outbreaks and other public health crises, fires, power outages, systems failures, telecommunications failures, security breaches, computer viruses, hackers, employee error or malfeasance, and other causes. Increased cybersecurity threats pose a potential risk to the security and viability of our information technology systems, as well as the confidentiality, integrity, and availability of the data stored on those systems. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure and to maintain and protect the related automated and manual control processes, we could be subject to billing and collection errors, business disruptions, or damage resulting from security breaches. If any of our significant information technology systems suffer severe damage, disruption, or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our product sales, financial condition, and results of operations may be materially and adversely affected, and we could experience delays in reporting our financial results. Any interruption of our information technology systems could have operational, reputational, legal, and financial impacts that may have a material adverse effect on our business, financial condition and results of operations.

In addition, if we are unable to prevent security breaches or unauthorized disclosure of non-public information, we may suffer financial and reputational damage, litigation or remediation costs, fines, or penalties because of the unauthorized disclosure of confidential information belonging to us or to our partners, customers or suppliers.

Misuse, leakage, or falsification of information could result in violations of data privacy laws and regulations, potentially significant fines and penalties, damage to our reputation and credibility, loss of strategic opportunities, and loss of ability to commercialize products developed through research and development efforts and, therefore, could have a negative impact on net sales. In addition, we may face business interruptions, litigation, and financial and reputational damage because of lost or misappropriated confidential information belonging to us, our current or former employees, or to our suppliers or customers, and may become subject to legal action and increased regulatory oversight. We could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and information systems.

Deterioration of general economic conditions could harm our business and results of operations.

Our business, financial condition and results of operations may be adversely affected by changes in national or global economic conditions, including interest rates, access to capital markets, consumer spending rates, energy availability and costs (including fuel surcharges), and the effects of governmental initiatives to manage economic conditions.

Volatility in financial markets and deterioration of national and global economic conditions, including as a result of the current COVID-19 pandemic, could impact our business and operations in a variety of ways, including as follows:

•	decreased demand in the restaurant business, particularly quick service and other casual dining, which may adversely affect our business;

•	volatility in commodity and other input costs could substantially impact our results of operations;

•	volatility in the financial markets or interest rates could substantially impact our pension costs and required pension contributions;

•	it may become more costly or difficult to obtain debt or equity financing to fund operations or investment opportunities, or to refinance our debt in the future, in each case on terms and within a time period acceptable to us; and

•	it may become more costly to access funds internationally.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Words such as “may,” “expect,” “will,” “impact,” “continue,” “anticipate,” “improve,” “evaluate,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our plans to address the impact of the COVID-19 pandemic and expectations around the impact of the COVID-19 pandemic on our business, financial condition and results of operations. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this report should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this report. These risks and uncertainties include, among other things: impacts on our business due to the current COVID-19 pandemic or other health pandemics or other contagious outbreaks, including impacts on economic conditions generally and consumers and the demand for our products, impacts on our customers and suppliers, increased costs, impacts on disruption of supply or other constraints in the availability of key commodities and other necessary services, and impacts on our financial condition and liquidity, including our ability to obtain financing to the extent necessary or required; our ability to successfully execute our long-term value creation strategies; our ability to execute on large capital projects, including construction of new production lines; the competitive environment and related conditions in the markets in which we and our joint ventures operate; political and economic conditions of the countries in which we and our joint ventures conduct business and other factors related to our international operations; disruption of our access to export mechanisms; risks associated with possible acquisitions, including our ability to complete acquisitions or integrate acquired businesses; our debt levels; the availability and prices of raw materials; changes in our relationships with our growers or significant customers; the success of our joint ventures; actions of governments and regulatory factors affecting our businesses or joint ventures; the ultimate outcome of litigation or any product recalls; levels of pension, labor and people-related expenses; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to remediate the material weakness in internal control; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this report, which speak only as of the date of this report. We undertake no responsibility for updating these statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Excerpt derived from the Confidential Preliminary Offering Circular, dated May 7, 2020.
99.2	Press Release dated May 7, 2020
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Corporate Secretary
Date: May 7, 2020